Exhibit 99.1

Ocean Power Technologies, Inc.

Announces First Quarter Fiscal 2025 Results

Operating expenses decrease by 39%, reducing operating loss and lower cash burn as OPT achieves further progress on its Path to Profitability. The Company’s pipeline continues to grow, reflecting an increase in defense and security activity as well as an expansion of commercial opportunities.

MONROE TOWNSHIP, N.J., September 16, 2024 - Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NYSE American: OPTT), today announced financial results for its fiscal first quarter ended July 31, 2024 (“Q125”), which included year over year reductions in operating expenses, operating loss, and cash burn.

Recent Financial and Operational Highlights:

Operating expenses of $4.9 million for Q125 decreased 39% as compared to operating expenses of $8.1 million for the same period in the prior year (“Q124”) reflecting previously disclosed restructuring and streamlining activities. Use of cash for operating activities of $6.1 million for Q125 decreased 23% as compared to operating expenses of $8.0 million for Q124 reflecting previously disclosed restructuring and streamlining activities.

●	The Company’s pipeline at approximately $92 million, as of July 31, 2024, is the largest in the Company’s history, continues to grow, and reflects an increase in defense and security activity as well as an expansion of commercial opportunities. This compared to approximately $85 million for Q124.
●	The Company’s backlog at July 31, 2024 was 5.3 million, a 71% increase over the backlog of $3.1 million at July 31, 2023, reflecting our previously announced efforts in Latin America and the Middle East.
●	In September 2024 we announced that we had received a further contract by the Naval Postgraduate School (NPS) in Monterey, California. This contract, which supports revenue generation in the near-term, adds to the deployment of OPT’s PowerBuoy® as part of an ongoing initiative to enhance maritime domain awareness and connectivity in Monterey Bay and demonstrate the use of PowerBuoys® for multi-domain drone and communication integration. Building on the success of the previously announced NPS contract, which included installing AT&T 5G technology on a PowerBuoy®, this new order focuses on integrating advanced subsea sensors into a PowerBuoy® equipped with OPT’s latest Merrows™ suite for AI capable seamless integration of Maritime Domain Awareness (MDA) across platforms and utilizing communication technologies from AT&T for NPS. The PowerBuoy® will provide carbon free, renewable energy for continuous, autonomous monitoring and data collection in one of the world’s most strategically significant maritime environments.
●	In August 2024 we announced the signing of the latest of four new reseller agreements targeted at supporting global critical services. These agreements include opportunities for partnering with allied nations in areas like the South China Sea, previously announced efforts in Latin America and the Middle East and serving global commercial markets. These partnerships provide leverage to proactively serve the demand for our autonomous maritime technologies in geographies remote from OPT. We believe these partnerships will diversify our geographical market and further accelerate our growth and drive new revenue streams.

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●	In August 2024 we announced a patent pending for our docking and recharging buoy technology, specifically designed for the WAM-V. This advanced system has already been successfully demonstrated, showcasing its potential to revolutionize the operational efficiency and endurance of autonomous surface vessels. This development aligns with our broader strategy to enhance the functionality and versatility of our Merrows™ Platform bringing artificial intelligence capable solutions to the ocean, thereby expanding our market reach, and supporting a greater range of customer needs.
●	In July 2024 we announced the signing of a reseller agreement with Geos Telecom, a prominent provider of maritime communication and navigation solutions in Costa Rica. This partnership marks a significant expansion of our presence in the Latin American market. We believe this agreement not only enhances our footprint in Latin America but also enables us to deliver advanced USV capabilities to a new customer base.
●	In July we announced we had been awarded a contract for immediate delivery of a PowerBuoy equipped with Merrows™ in the Midde East. We had previously announced our selection as a preferred supplier for our Merrows™ equipped buoys in the region. We believe this order for a solar and wind powered system highlights our ability to provide carbon free, renewable Merrows™ platforms in most all marine environments across the globe. Offering field tested technology solutions as complementary building blocks makes it possible for our customers to integrate WAM-Vs and PowerBuoys into their operations and to put configurable ocean intelligence into their hands.
●	In July 2024 we announced the signing of a reseller agreement with Survey Equipment Services, Inc. (“SES”), a specialist in the supply of Marine Survey and Navigation equipment. The agreement focuses on the provision of WAM-Vs~~,~~ in the USA. This agreement allows us to leverage SES’s offering of survey and navigation equipment and deploy WAM-Vs to SES’s customer base. This partnership serves to further accelerates our growth and enables additional revenue stream.
●	In July 2024 we announced a partnership with Unique Group (“Unique”), a UAE headquartered global innovator in subsea technologies and engineering, offering multiple products and services to customers in a range of industry sectors. Unique has more than 600 employees and 20 operational bases around the world. Unique Group will collaborate to deploy our WAM-V in the UAE and other countries in the Gulf Collaboration Council (“GCC”) region. Integrating our commercially available vehicles with Unique’s leading position in the offshore energy industry in the UAE will accelerate the adoption of USVs in the region. Working with Unique Group will further facilitate our efforts to deploy USVs globally.
●	In June 2024 we announced the signing of an OEM agreement with Teledyne Marine, a division of Teledyne Technologies Inc. (NYSE: TDY) (“Teledyne”), a key supplier in maritime technologies inclusive of connectors, instruments, and vehicles. This strategic partnership aims to enhance our product offerings and drive innovation within the industry providing customers with a turnkey system. This agreement allows us to leverage Teledyne’s best-in-class offerings to deliver superior sensor and ocean technology products to our customers. We believe this partnership will accelerate our growth and enable additional revenue streams.
●	In June 2024 we announced we had launched our Global 24/7 Service Support (“Services”). We were already servicing its Artificial Intelligence Capable Maritime Domain Awareness Solution, Merrows™, in regions such as Latin America and Sub-Saharan Africa. The new Services offering gives customers the opportunity for 24/7 support with tiered options to maintain operations around the globe. This new Services offering enables our customers to choose from a menu of options and determine the most cost-effective way to operate our PowerBuoys and USVs. It also positions us to add additional recurring revenues to our ongoing growth.

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Recent Technological Advancements:

●	In September 2024 we announced that we completed more than four months of offshore testing of our Next Generation PowerBuoy® (“PB”) in the Atlantic Ocean off New Jersey. The solar and wind power equipped Next Generation PB was equipped with OPT’s proprietary Artificial Intelligence capable Merrows™ suite of solutions. The system maintained 100% data uptime and the state of charge of the batteries remained over 90% throughout the deployment. During the deployment, several Intelligence, Surveillance, and Reconnaissance demonstrations for potential customers were completed.
●	In May 2024 the Company announced it was approaching 15MWh of renewable energy production from its family of PB. The recent launch of its Next Generation PB off the coast of New Jersey has materially accelerated average energy production by combining solar, wind, and wave energy production capabilities. The energy generation numbers are based on deployments in the Atlantic, Pacific, Mediterranean, and North Sea. OPT has demonstrated and delivered use cases as a proven solution for Anti-Submarine Warfare, Intelligence, Surveillance, and Reconnaissance, USV Charging, and Environmental Sensing. These numbers show that non-grid connected marine energy production is not just for the R&D community but is a commercially available solution.

Management Commentary – Philipp Stratmann, OPT’s President and Chief Executive Officer

“We continue to make progress on our path towards profitability as evidenced by the continued growth in our pipeline, backlog, revenues, and gross margin. We have also made significant progress in stemming our losses, as evidenced by a material decrease in our operating costs. The previously announced substantial cessation of our R&D efforts and the realignment of our headcount to focus on execution has led to a reduction in payroll and engineering related expenditures, and we will continue to see further benefits of these efforts going forward. Our efforts to increase our backlog and pipeline in the defense and national security industry are paying off. Our recent contract wins with large government prime contractors enable us to provide autonomous vehicles and renewable energy buoys to various U.S. Government Agencies. In addition to these contract wins, we continue to deliver for our commercial customers, especially in the field of autonomous survey operations, enabling them to lower costs and carbon emissions. Additionally, our geographic footprint continues to expand, and we are seeing significant opportunities for growth in Latin America and the Middle East. Lastly, we continue to explore opportunities that will accelerate shareholder value generation, for example through resellers and partnerships in overseas locations, as we execute on our stated strategy, including cost optimization, accelerated revenue growth, partnerships, or other mechanisms.

FINANCIAL HIGHLIGHTS – Q125

Income Statement:

●	Revenues for Q125 were $1.3 million, consistent with revenue recognized for Q124. Beginning in Q225, we expect higher levels of revenues and contributed backlog and bookings growth as near-term opportunities are realized. Trailing twelve-month revenue at July 31, 2024 was $5.6 million, a 70% increase over the trailing twelve-month revenue of $3.3 million at July 31, 2023.
●	Gross profit and margin for Q125 was $0.5 million and 34%, respectively, as compared to $0.7 million and 52%, respectively, for Q124 reflecting an increase in lower margin pass through revenue for Q125.
●	Operating expenses were $4.9 million in Q125, down from $8.1 million in Q124 and reflecting previously disclosed restructuring and streamlining activities.
●	Net loss was $4.5 million for Q125, as compared to a net loss of $7.0 million for Q124. The year-over-year decrease in net loss was primarily driven by the decrease in operating expenses noted above.

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Balance Sheet and Cash Flow

●	Combined cash, restricted cash, cash equivalents and short-term investments as of July 31, 2024, was $3.3 million, consistent with the yearend balance at April 30th, 2024.
●	Bank debt remained at $0 as of July 31, 2024.
●	Net cash used in operating activities for the nine months ended Q125 was $6.1 million, compared to $8.0 million for the same period in the prior year. This reflects the decrease in operating expenses noted above, partially offset by the payment of the earnout related to our autonomous vehicles business due to the business exceeding expectations, investment in inventory to satisfy growing backlog, and payment of employment bonuses that were accrued during fiscal year 2024.

Conference Call & Webcast

As previously announced, a conference call to discuss OPT’s financial results will be held tomorrow morning, Tuesday September 17, 2024, at 9:00 a.m. Eastern Time. Philipp Stratmann, CEO, and Bob Powers, CFO will host the call.

●	The dial-in numbers for the conference call are 877-407-8291 or 201-689-8345.

●	Live webcast: Webcast | Ocean Power Technologies FY2025 Q1 Earnings Conference Call (choruscall.com)

●	Call Replay: Call replay will be available by telephone approximately two hours after the call’s completion. You may access the replay by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers and using the Conference ID 13748550.

●	Webcast Replay: The archived webcast will be on the OPT investor relations section of its website

About Ocean Power Technologies

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is located in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

Non-GAAP Measures: Pipeline

Pipeline is not a term recognized under United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining pipeline may not be comparable to the methodologies used by other companies. Pipeline is a representation of the journey potential customers take from the moment they become aware of our products and service to the moment they become a paying customer. The sales pipeline is divided into a series of phases, each representing a different milestone in the customer journey. It is a tool we use to track sales progress, identify potential roadblocks, and make data-driven decisions to improve our sales performance. Revenue estimates derived from our pipeline can be subject to change due to project accelerations, cancellations or delays due to various factors. These factors can also cause revenue amounts to be realized in periods and at levels different than originally projected.

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Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Financial Tables Follow

Additional information may be found in the Company’s Quarterly Report on Form 10-Q that has been filed with the U.S. Securities and Exchange Commission. The Form 10-Q is accessible at www.sec.gov or the Investor Relations section of the Company’s website (www.OceanPowerTechnologies.com/investor-relations).

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com

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Ocean Power Technologies, Inc., and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share data)

	July 31, 2024	April 30, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,182	$3,151
Accounts receivable	963	796
Contract assets	477	18
Inventory	5,681	4,831
Other current assets	785	1,747
Total current assets	11,088	10,543
Property and equipment, net	3,613	3,443
Intangibles, net	3,589	3,622
Right-of-use assets, net	2,198	2,405
Restricted cash, long-term	154	154
Goodwill	8,537	8,537
Total assets	$29,179	$28,704
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,741	$3,366
Earnout payable	450	1,130
Accrued expenses	1,579	1,787
Right-of-use liabilities, current portion	926	774
Contract liabilities	445	302
Total current liabilities	5,141	7,359
Deferred tax liability	203	203
Right-of-use liabilities, less current portion	1,525	1,798
Total liabilities	6,869	9,360
Commitments and contingencies (Note 14)
Shareholders’ Equity:
Preferred stock, $0.001 par value; authorized 5,000,000 shares, none issued or outstanding; 100,000 designated as Series A	—	—
Common stock, $0.001 par value; authorized 100,000,000 shares, issued 95,661,806 shares and 61,352,731 shares, respectively; outstanding 95,573,789 shares and 61,264,714 shares, respectively	96	61
Treasury stock, at cost; 88,017 and 88,017 shares, respectively	(369)	(369)
Additional paid-in capital	334,659	327,276
Accumulated deficit	(312,031)	(307,579)
Accumulated other comprehensive loss	(45)	(45)
Total shareholders’ equity	22,310	19,344
Total liabilities and shareholders’ equity	$29,179	$28,704

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Ocean Power Technologies, Inc., and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended July 31,
	2024	2023

Revenues	$1,301	$1,272
Cost of revenues	854	609
Gross margin	447	663

Operating expenses	4,920	8,103
Gain from change in fair value of consideration	—	(62)
Operating loss	(4,473)	(7,378)

Interest income, net	3	339
Other income	17	—
Loss before income taxes	(4,453)	(7,039)
Income tax benefit	—	—
Net loss	(4,453)	(7,039)
Basic and diluted net loss per share	$(0.05)	$(0.12)
Weighted average shares used to compute basic and diluted net loss per common share	81,951,002	58,723,076

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Ocean Power Technologies, Inc., and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	Three months ended July 31,
	2024	2023

Cash flows from operating activities:
Net loss	$(4,453)	$(7,039)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of fixed assets	204	71
Amortization of intangible assets	33	40
Amortization of right of use assets	207	135
(Accretion of discount)/amortization of premium on investments	—	(106)
Change in contingent consideration liability	—	(62)
Stock based compensation	259	401
Changes in operating assets and liabilities:
Accounts receivable	(167)	15
Contract assets	(459)	(141)
Inventory	(850)	(686)
Other assets	962	375
Accounts payable	(1,625)	345
Earnout payable	(50)	(500)
Accrued expenses	(207)	(540)
Right-of-use liabilities	(121)	(127)
Contract liabilities	144	(171)
Net cash used in operating activities	$(6,123)	$(7,990)
Cash flows from investing activities:
Redemptions of short-term investments	—	11,718
Purchases of short-term investments	—	(6,612)
Purchases of property and equipment	(374)	(133)
Net cash (used in)/provided by investing activities	$(374)	$4,973
Cash flows from financing activities:
Cash paid for tax withholding related to shares withheld	—	(2)
Proceeds from issuance of common stock - At The Market offering, net of issuance costs	$6,528	$—
Net cash provided by/(used in) financing activities	$6,528	$(2)
Net increase/(decrease) in cash, cash equivalents and restricted cash	$31	$(3,019)
Cash, cash equivalents and restricted cash, beginning of period	$3,305	$7,103
Cash, cash equivalents and restricted cash, end of period	$3,336	$4,084

Supplemental disclosure of noncash investing and financing activities:
Common stock issued related to bonus and earnout payments	$630	$1,250

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